UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (date of earliest event reported) — June 20, 2007

ZIFF DAVIS HOLDINGS INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	333-99939 Commission file number	36-4355050 (I.R.S. Employer Identification No.)
28 East 28thStreet, New York, New York 10016
(Address of principal executive offices including zip code)
(212) 503-3500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     On June 20, 2007, Ziff Davis Media Inc. (the “Company”), an indirect wholly-owned subsidiary of Ziff Davis Holdings Inc. (the “Registrant”); Ziff Davis Publishing Holdings Inc., a direct wholly-owned subsidiary of the Company; Ziff Davis Development Inc., a direct wholly-owned subsidiary of the Company; Ziff Davis Internet Inc., a direct wholly-owned subsidiary of the Company; and Ziff Davis Publishing Inc., an indirect wholly-owned subsidiary of the Company (such direct and indirect subsidiaries of the Company, collectively the “Company Subsidiaries”); executed a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Enterprise Media Group, Inc. (the “Buyer”), an unrelated party formed by Insight Venture Partners, pursuant to which Buyer agreed to purchase the assets and assume the liabilities of the Enterprise Group of the Company and the Company Subsidiaries (excluding certain assets and liabilities described in the Purchase and Sale Agreement), for an aggregate cash purchase price of approximately $150 million, plus up to an additional $10 million in cash contingent upon the EBITDA (as defined in the Purchase and Sale Agreement) of the Enterprise Group through December 31, 2007 exceeding an agreed-upon target level (provided that the maximum $10 million will be paid in certain other circumstances described in the Purchase and Sale Agreement). The closing of the transaction is subject to the expiration or termination of any applicable waiting period requirements under the Hart-Scott-Rodino Act; the obtaining of certain third party consents; the execution and delivery of certain ancillary agreements and other documents in substantially the forms attached to the Purchase and Sale Agreement; Buyer’s receipt of certain financing on terms not materially less favorable to Buyer than those set forth in its debt commitment letter (provided that such condition will be deemed satisfied under certain circumstances described in the Purchase and Sale Agreement); delivery of certain audited financial statements for the Enterprise Group; delivery of a legal opinion from counsel for the Company; and certain other closing conditions. The Company currently expects the transaction to close during the third quarter of 2007.
     At closing, Buyer shall (i) pay the Company approximately $133 million in cash (subject to certain adjustments); (ii) assume certain liabilities related to the Enterprise Group; (iii) place $2 million into a working capital escrow account; and (iv) place $15 million into an indemnity escrow account. The amounts placed into the escrow accounts shall be released to the parties as described in the Purchase and Sale Agreement and related agreements.
ITEM 8.01 Other Events.
     On June 21, 2007, the Company issued a press release related to the above-described execution of the Purchase and Sale Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
99.1	Press release of the Company, dated June 21, 2007, related to execution of Purchase and Sale Agreement
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ziff Davis Holdings Inc.
By:	/s/ Robert F. Callahan
Robert F. Callahan
Chief Executive Officer

Date:	June 21, 2007

3